                                                                      EXHIBIT 32

                Certification of the Principal Executive Officers

                           Pursuant to 18 U.S.C. 1350

                 (Section 906 of the Sarbanes-Oxley Act of 2002)

We, Morris H. Wheeler, the President and Chief Executive Officer and Robert W. Pawlak, the Chief Financial Officer of Cohesant Technologies Inc. (the "Company"), certify that to the best of our knowledge, based upon a review of the Company's Quarterly Report on Form 10-QSB for the quarter ended August 31, 2004 (the "Report"):

                  (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

                  (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Morris H. Wheeler
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Morris H. Wheeler
President and Chief Executive Officer
September 29, 2004

/s/ Robert W. Pawlak
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Robert W. Pawlak
Chief Financial Officer
September 29, 2004